UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of Earliest Event Reported):  August 7, 2012

The Savannah Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-18560	58-1861820
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Indentification No.)

25 Bull Street, Savannah, GA 31401
(Address of Principal Executive Offices, including Zip Code)

912-629-6486
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On August 8, 2012, The Savannah Bancorp, Inc. (the “Company”) issued a press release announcing that the Company and SCBT Financial Corporation (“SCBT”) had entered into an Agreement and Plan of Merger, dated as of August 7, 2012, pursuant to which the Company will merge (the “Merger”) with and into SCBT.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of The Savannah Bancorp, Inc. dated August 8, 2012.

Important Additional Information

The Company and SCBT will prepare and file a joint proxy statement and registration statement and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as practical.  THE COMPANY’S SHAREHOLDERS ARE URGED TO READ SUCH JOINT PROXY AND REGISTRATION STATEMENTS REGARDING THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THESE WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT and the Company, at the SEC’s internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either The Savannah Bancorp, 25 Bull Street, Savannah, Georgia 31401, Attention: Michael W. Harden, Chief Financial Officer, or SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer.

The Company, SCBT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger.  Information about the Company’s directors and executive officers and their ownership of the Company common stock is set forth in The Savannah Bancorp’s most recent proxy statement as filed with the SEC on March 9, 2012, which is available at the SEC’s Internet site (http://www.sec.gov) and at the Company’s address in the preceding paragraph.  Information about SCBT’s directors and executive officers is set forth in SCBT’s most recent proxy statement filed with the SEC on March 20, 2012 and available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement and registration statement regarding the proposed transaction when it becomes available.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control.  When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis, or at all; the terms of the proposed Merger may need to be unfavorably modified to satisfy such approvals or conditions; the anticipated benefits from the proposed Merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the potential inability to promptly and effectively integrate the businesses of the Company and SCBT; reputational risks and the reaction of the companies’ customers to the proposed Merger; diversion of management time on Merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC.

By: /s/ Michael W. Harden, Jr.
Michael W. Harden, Jr.
Chief Financial Officer

Date: August 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Savannah Bancorp, Inc., dated August 8, 2012.